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                                                                     EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the December 1, 1987 Prospectus (Registration No. 33-07056-A) of our report, dated February 1, 1996, on the financial statements of Yager/Kuester Public Fund Limited Partnership, which appears on page 6 of this annual report on Form 10-K for the year ended December 31, 1995 and to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
March 27, 1996